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                          TERMINATION AND RELEASE AGREEMENT


    THIS RELEASE AGREEMENT (this "Release") is made as of April 18, 1997, by Edward E. Strickland ("Strickland"), James W. Taylor ("Taylor") and Reuter Manufacturing, Inc. ("Reuter").

                                      WITNESSETH

    WHEREAS, on or about December 31, 1995, Reuter and Sanwa Business Credit Corporation ("Sanwa") entered into a Loan and Restructuring Agreement (the "Loan Agreement") and certain Ancillary Agreements (as such term is defined in the Loan Agreement) pursuant to which Sanwa and Reuter restructured the guarantee obligations of Reuter to Sanwa which arose in connection with Sanwa's loan to EPR, Inc.;

    WHEREAS, in connection with the Loan Agreement, Sanwa, Reuter, Strickland and Taylor entered into Standstill Agreements pursuant to which Messrs. Strickland and Taylor agreed (i) not to acquire, offer to acquire or agree to acquire; (ii) exercise any option or right to acquire; or (iii) transfer, offer to transfer or agree to transfer any Reuter stock or option or right to acquire any Reuter stock or otherwise take any similar steps to diminish the net operating losses of Reuter;

    WHEREAS, in connection with the Standstill Agreements, Reuter entered into a Compensation Agreement (the "Compensation Agreement") with Messrs. Strickland and Taylor, a true and correct copy of which is attached hereto as EXHIBIT A, pursuant to which Reuter agreed to pay to each of Messrs. Strickland and Taylor $50,000.00 in cash on the date of the Compensation Agreement and to compensate Messrs. Strickland and Taylor for the loss of future financial opportunities as a result of their entering into the Standstill Agreements;

    WHEREAS, Messrs. Strickland and Taylor have not received any payments under the Compensation Agreement;

    WHEREAS, Sanwa, Reuter and Messrs. Strickland and Taylor have agreed to terminate the Standstill Agreements as of the same date as this Release;

    WHEREAS, the Company's total obligation to compensate Mr. Strickland under the Compensation Agreement is $116,873.75 as of the date of this Release;


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    WHEREAS, the Company's total obligation to compensate Mr. Taylor under the
Compensation Agreement is $110,588.00 as of the date of this Release;

    NOW THEREFORE, FOR VALUE RECEIVED, in consideration of the recitals and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

    SECTION 1.  TERMINATION AND RELEASE FROM OBLIGATIONS.

    Except as set forth in Section 2, the Compensation Agreement is hereby terminated, and Strickland and Taylor hereby absolutely, unconditionally, and irrevocably release and forever discharge Reuter from any and all of its respective debts, duties, obligations and liabilities arising under the Compensation Agreement.

    SECTION 2.  PAYMENTS TO STRICKLAND AND TAYLOR.

    Reuter acknowledges, agrees and reaffirms that it shall be and remain obligated to Strickland and Taylor in the amounts of $116,873.75 and $110,588.00, respectively, and that this obligation shall survive the termination of the Compensation Agreement and shall not be subject to the release and discharge by Taylor and Strickland set forth in Section 2 hereof.

    SECTION 3.  MISCELLANEOUS.

    a. EXECUTION. This Release may be executed in any number of counterparts, which, when taken together, will constitute one original.

    b. NO MODIFICATION WITHOUT WRITING. This Release may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever except expressly by a written instrument signed by the party or parties sought to be bound thereby.

    c. GOVERNING LAW. This Release shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects by the internal laws, statutes and decisions of the State of Minnesota.



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    IN WITNESS WHEREOF, the parties hereto have executed this Release as of the day and year first above written.

                                  REUTER MANUFACTURING, INC.


                                  By: /s/ James W. Taylor
                                      -----------------------------
                                  Its: President
                                      -----------------------------

                                  EDWARD E. STRICKLAND

                                  /s/ Edward E. Strickland
                                  ----------------------------------


                                  JAMES W. TAYLOR

                                  /s/ James W. Taylor
                                  ----------------------------------


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